As filed with the Securities and Exchange Commission on February 11, 1997
                                           Registration Statement No. _________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                          CAPSTONE CAPITAL CORPORATION
       (Exact Name of Registrant as Specified in its Governing Instrument)

        MARYLAND                                          63-1115479
  (State or Other Jurisdiction                        (I.R.S. Employer
 of Incorporation or Organization)                   Identification Number)

                       1000 URBAN CENTER DRIVE; SUITE 630
                            BIRMINGHAM, ALABAMA 35244
                                 (205) 967-2092
                    (Address of Principal Executive Offices)

                          CAPSTONE CAPITAL CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                          JOHN W. MCROBERTS, PRESIDENT,
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                          CAPSTONE CAPITAL CORPORATION
                       1000 URBAN CENTER DRIVE; SUITE 630
                            BIRMINGHAM, ALABAMA 35242
                     (Name and Address of Agent for Service)
                                 (205) 967-2092
          (Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:
                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                           2222 ARLINGTON AVENUE SOUTH
                         BIRMINGHAM, ALABAMA 35255-5727
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed Maximum             Proposed Maximum
      Title of Securities           Amount to be             Offering Price             Aggregate Offering              Amount of
       to be Registered              Registered                Per Share                       Price                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001         1,060,500                $17.64(2)                  $18,707,220.00                  $6,450.77
per share                             shares(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001           3,100                  $23.00(3)                    $71,300.00                       $24.59
per share                             shares(1)
-----------------------------------------------------------------------------------------------------------------------------------
Total                                 1,063,600                                           $18,778,520.00                  $5,690.46
                                       shares
====================================================================================================================================



    (1) For the sole purpose of calculating the registration fee, the number of shares being registered under this Registration Statement has been divided into two subtotals.
    (2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average exercise price at which the options whose exercise will result in the issuance of shares being registered may be exercised.
    (3) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, and represents the last sale price of the Common Stock of Capstone Capital Corporation (the "Company") as reported on the New York Stock Exchange Composite Transaction Tape on February 7, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         Capstone Capital Corporation, a Maryland real estate investment trust (the "Company"), hereby incorporates by reference into this registration statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Prospectus dated December 6, 1995, filed as part of the Company's Registration Statement on Form S-3 (Reg. No. 33-97926) and Prospectus Supplement dated November 20, 1996.

         (b) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act and declared effective on June 22, 1994, including any amendment or reports filed for the purpose of updating such description.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 20, 1996.

         (d)      All documents subsequently filed by the Company pursuant to
                  Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS & COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Amended and Restated Bylaws obligate it, to the fullest extent permitted by Maryland law, to indemnify and advance expenses to its present and former directors and officers.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Section 2-418 also generally permits a corporation to indemnify its present and former directors and officers, among others, who are made a party to any proceeding by reason of their service in these or other capacities, unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnification may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the Charter, Bylaws, resolution of stockholders or directors, contract or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT

 4.1 Capstone Capital Corporation (formerly Crescent Capital Trust, Inc.) 1994 Stock Incentive Plan.

 4.2 Amendment to 1994 Stock Incentive Plan of Capstone Capital Corporation (formerly Crescent Capital Trust, Inc.)

 5 Opinion of Sirote & Permutt, P.C. as to legality of the Capstone Capital Corporation Common Stock being registered.

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2 Consent of Sirote & Permutt, P.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

 24 Powers of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;


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




                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action', suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 6, 1997.


                              CAPSTONE CAPITAL CORPORATION


                              By:  /s/ John W. McRoberts
                                 -----------------------------------------------
                                       John W. McRoberts
                                       President, Chief Executive Officer and
                                         Director



                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. McRoberts and Andrew L. Kizer, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                              Title                         Date
---------                              -----                         ----

/s/ Richard M. Scrushy      Chairman of the Board               February 6, 1997
--------------------------
Richard M. Scrushy



/s/ John W. McRoberts       President, Chief Executive Officer  February 6, 1997
--------------------------  and Director (Principal Executive
John W. McRoberts           Officer)

/s/ Andrew L. Kizer        Vice President Finance               February 6, 1997
-------------------------  and Chief Financial Officer
Andrew L. Kizer            (Principal Financial and
                           Accounting Officer)




/s/ Michael D. Martin      Director                             February 6, 1997
-------------------------
Michael D. Martin


/s/ Robert N. Elkins       Director                             February 6, 1997
-------------------------
Robert N. Elkins


/s/ Eric R. Hanson         Director                             February 6, 1997
-------------------------
Eric R. Hanson



/s/ Larry D. Striplin, Jr.  Director                            February 6, 1997
--------------------------
Larry D. Striplin, Jr.



/s/ W. Barry Morton         Director                            February 6, 1997
-------------------------
W. Barry Morton



/s/ George E. Bogle         Director                            February 6, 1997
-------------------------
George E. Bogle

                            Director                            February  , 1997
-------------------------                                               --
Larry R. House
                                        6

                                  EXHIBIT INDEX


Exhibit
Number   Description of Exhibit

4.1 Capstone Capital Corporation (formerly Crescent Capital Trust, Inc.) 1994 Stock Incentive Plan.

4.2 Amendment to 1994 Stock Incentive Plan of Capstone Capital Corporation (formerly Crescent Capital Trust, Inc.).

5 Opinion of Sirote & Permutt, P.C. as to legality the shares of Capstone Capital Corporation Common Stock being registered.

23.1     Consent of KPMG Peat Marwick LLP.

23.2 Consent of Sirote & Permutt, P.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

24 Powers of Attorney (set forth on the signature page of this Registration Statement).